Exhibit 99.1

Financial Analyst Contact:

Don Witmer

Chief Financial Officer

(650) 961-6676

or

ir@netlogicmicro.com

NetLogic Microsystems Announces

Second Quarter 2004 Financial Results; Total Revenue Grows 44%

Sequentially and 152% Year-over-Year

Mountain View, CA – August 4, 2004 – NetLogic Microsystems, Inc. (NASDAQ: NETL), today announced financial results for the second quarter ended June 30, 2004.

Total revenue for the second quarter of 2004 was $11.9 million, an increase of 43.7% over the first quarter 2004, and an increase of 152.5% from the $4.7 million in the second quarter of 2003. The revenue increase was driven by increased customer demand for the Company’s knowledge-based processors. Product revenue for the second quarter of 2004 was $11.3 million, an increase of 44.9% over the first quarter 2004, and an increase in product revenue of 562% from $1.7 million in the second quarter of 2003.

Net loss, computed in accordance with generally accepted accounting principles (GAAP) for the second quarter of 2004, was ($2.9) million or ($0.78) per share, as compared to a net loss of ($5.4) million or ($1.58) per share in the first quarter of 2004. Pro forma net loss, or net loss excluding amortization of stock-based compensation and note discounts in the second quarter of 2004, was ($0.7) million or ($0.20) per share, as compared to a pro forma net loss of ($3.2) million, or ($0.92) per share, in the first quarter of 2004.

The Company believes the additional non-GAAP measures provided are useful to investors for the performance of financial analysis, because it highlights the Company’s operating activities. The Company’s management uses this pro forma measure internally to evaluate its operation performance in planning for its future periods. However, pro forma measures are not a substitute for GAAP measures. For a full reconciliation of GAAP versus pro forma financial information on a quarterly basis, please see the attached schedule.

“The second quarter was an excellent quarter for NetLogic Microsystems. In addition to completing our initial public offering, we experienced rapid revenue growth, improvement in product margins and significant progress towards reaching profitability,” said Ron Jankov, the Company’s President and CEO. “Our breakthrough product, the knowledge-based processor, enjoyed increasing success in the marketplace, further underscoring the power of our proprietary architecture.”

The breakthrough architecture of the Company’s knowledge-based processors continues to provide significant differentiation in the most demanding networking and communications applications. The advanced multiple pipeline parallel architecture can process up to four Layer-4 tasks simultaneously, allowing for real-time processing of routing, security, quality of service and transaction billing at 10G line rates. Total processing performance is up to 500 million decisions per second, enabling key next-generation Internet features such as voice over Internet Protocol (VoIP) and video on demand (VOD). This high-speed architecture also helps support thousands of virtual private networks (VPNs) in hardware, as well as providing the processing capability for other more advanced security features.

The Company continues to focus on very high-speed logic design and full-custom transistor and data-path optimization. This, coupled with TSMC’s advanced 0.13 micron LV logic process with seven layers of high-speed copper interconnect, provides the fastest and lowest power fabrication technology, giving the Company a significant advantage over memory process-based designs using aluminum interconnect.

Following is a review of some of the Company’s recent key accomplishments:

•	The Company shipped its 100,000th knowledge-based processor, a rapid ramp from just a few thousand units that were shipped prior to the middle of 2003.

•	Adding to this sales momentum were two new end-customer systems that were launched during the quarter, using the Company’s knowledge-based processors: one each from our two largest customers, Cisco and Hitachi. This brings total end-customer systems in volume production to seven.

•	The Company’s knowledge-based processors continued to win designs in the most demanding applications. During Q2, the Company closed five new design wins. All of these programs are at “Top 20” networking OEMs. Using a very conservative metric, the Company only declares a design win once it has received significant revenue orders for a program that is within six to twelve months of volume production. Three of the five programs support multiple 10GE ports, increasing the Company’s design-win leadership in this segment. The other design wins were a multiple port 2.5G router, which supports a very high level of security and quality of service, and an advanced security system, which supports thousands of VPNs. Design engagements, where customers are actively designing with the Company’s products, but for which the Company has not yet received significant revenue orders, continue to grow at a multiple of design wins.

•	The Company received initial production from TSMC’s 0.13 micron logic process technology on 300 mm wafers. The Company will transition its highest volume knowledge-based processors to 300mm production starting in Q1 2005, and anticipates completing the transition within calendar year 2005. Early indications are that 300mm wafer production will lower the Company’s per-unit silicon cost and enhance gross margins.

•	The Company experienced sequential growth in all three of its major end markets. These end markets are Enterprise Switches and Routers, Telecom and IP Infrastructure, and Broadband Access. The Broadband Access market includes Digital Subscriber Line Access Multiplexers (DSLAMs), Cable-Modem Termination Systems (CMTS) and other broadband access multiplexers for Ethernet aggregation and Fiber-to-the-Premises aggregation.

NetLogic Microsystems will conduct a conference call with analysts and investors, to discuss its second quarter 2004 financial results and current business, today at 2:00 p.m., Pacific Daylight Time (PDT), or 5:00 p.m., Eastern Daylight Time (EDT). The Company will broadcast this conference call via webcast. To listen to this webcast, or to view the press release and other financial or statistical information required by the SEC, please visit the NetLogic Microsystems website at: http://www.netlogicmicro.com. The webcast of this conference call will be recorded and available for replay until 5:00 p.m., PDT, on August 11, 2004.

About NetLogic Microsystems, Inc.

NetLogic Microsystems, Inc. (NASDAQ: NETL) is a semiconductor company that designs, develops and markets high performance knowledge-based processors for a variety of advanced Internet, corporate and other networking systems, such as routers, switches, network access equipment and networked storage devices. NetLogic Microsystems’ knowledge-based processors employ an advanced processor architecture and a large knowledge database containing network and network user information to make complex decisions about individual packets of information traveling through the network. NetLogic Microsystems’ knowledge-based processors significantly enhance the ability of networking original equipment manufacturers to supply network service providers with systems offering more advanced functionality for the Internet, such as voice transmission over the Internet, virtual private networks, and streaming video and audio. NetLogic Microsystems is headquartered at 1875 Charleston Road, Mountain View, CA 94043.

NetLogic Microsystems is an Affiliate Member with the Intel® Communications Alliance, a community of communications and embedded developers and solution providers. For more information, please visit www.intel.com/go/ica.

NetLogic Microsystems and the NetLogic Microsystems’ logo are trademarks of NetLogic Microsystems, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify product or services of their respective owners.

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This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding NetLogic Microsystems’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products, the volume of sales to our principal product customers, manufacturing yields for our products, the timing of manufacture and delivery of product by our foundry suppliers, the length of our sales cycles, our average selling prices, the strength of the OEM networking equipment market and the cyclical nature of that market and the semiconductor industry. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s registration statement on Form S-1, as amended, as well as other reports that NetLogic Microsystems files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and NetLogic Microsystems undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

NETLOGIC MICROSYSTEMS, INC

CONDENSED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Revenue
Product revenue	$11,250	$1,699	$19,015	$2,512
License and engineering service revenue	626	3,005	1,128	3,005

Total revenue	11,876	4,704	20,143	5,517

Gross profit	5,541	3,592	8,238	3,747

Operating expenses	7,279	5,570	15,160	10,579
Loss from operations	(1,738)	(1,978)	(6,922)	(6,832)
Interest and other income (expense), net	(1,174)	62	(1,395)	123

Net loss	$(2,912)	$(1,916)	$(8,317)	$(6,709)

Net loss per common share; basic and diluted	$(0.78)	$(0.59)	$(2.30)	$(2.04)
Weighted average number of shares in per share calculation; basic and diluted	3,742	3,241	3,611	3,282

NETLOGIC MICROSYSTEMS, INC

Reconciliation of GAAP Net Loss to Pro Forma Net Loss

(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

(unaudited)

GAAP Net Loss	$(2,912)	$(1,916)	$(8,317)	$(6,709)

Pro forma Adjustments:
Amortization of stock-based compensation	$1,257	$520	$3,526	$872
Amortization of note discounts	914	—	1,052	—

Pro forma net loss	$(741)	$(1,396)	$(3,739)	$(5,837)

Pro forma Net loss per common share	$(0.20)	$(0.43)	$(1.04)	$(1.78)
Weighted average number of shares in per share calculation; basic and diluted	3,742	3,241	3,611	3,282

NETLOGIC MICROSYSTEMS, INC

CONDENSED BALANCE SHEETS

(IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)

	June 30, 2004	December 31, 2003
	(unaudited)(1)
ASSETS
Current assets
Cash and cash equivalents	$21,222	$13,155
Restricted cash	—	5,000
Short-term investments	574	2,995
Accounts receivable, net	2,414	4,062
Inventories	8,751	3,584
Prepaid expenses and other current assets	3,849	560

Total current assets	36,810	29,356
Property and equipment, net	1,841	2,031
Other assets	488	457

Total assets	$39,139	$31,844

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Revolving line of credit	$10,470	$9,910
Accounts payable	8,989	3,581
Accrued liabilities	4,512	8,118
Notes payable, current	—	—
Deferred revenue	—	500
Capital lease obligations, current	202	351
Convertible promissory notes	5,189	—

Total current liabilities	29,362	22,460
Notes payable, long-term	—	—
Capital lease obligations, long-term	274	135

Total liabilities	29,636	22,595

Commitments and contingencies
Redeemable Convertible Preferred Stock:

$0.01 par value; 40,000,000 shares authorized; 38,560,664 issued and outstanding at June 30, 2004 and December 31, 2003(2)	91,600	91,600

Stockholders’ (deficit) equity):
Common stock, $0.01 par value, 60,000,000 shares authorized; 4,129,841 (unaudited) and 3,638,174 shares issued and outstanding at June 30, 2004 and December 31, 2003	41	36
Additional paid-in capital	20,094	10,686
Notes receivable from shareholders	(1,236)	(1,620)
Deferred stock-based compensation	(5,527)	(4,300)
Accumulated deficit	(95,469)	(87,153)

Total stockholders’ (deficit) equity	(82,097)	(82,351)

Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$39,139	$31,844

(1)	Not adjusted for the completion of the Company’s initial public offering on July 14, 2004.
(2)	All outstanding shares of preferred stock automatically converted to common stock upon the completion of the initial public offering.

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